Exhibit 99.1

      UNOVA Announces Fourth Quarter and Full Year 2003 Results

    EVERETT, Wash.--(BUSINESS WIRE)--Feb. 12, 2004--UNOVA Inc.
(NYSE:UNA):

    -- Positive net cash flows result in highest net cash position in Company history

    -- Intermec fourth quarter product and service operating profits grow 60 percent over prior year

    -- IAS achieves targeted breakeven segment results in the fourth quarter

    UNOVA Inc. (NYSE:UNA) today announced financial results for the fourth quarter and fiscal year 2003 that indicate continued growth at its Intermec division, positive cash flow from operations, successful settlements of intellectual property disputes and significant progress restructuring its industrial businesses.
    UNOVA reported 2003 revenues from continuing operations of $1.12 billion and a net loss of ($19.3) million, or ($0.33) per share, compared to 2002 revenues of $1.27 billion and net earnings of $2.4 million, or $0.04 per share.
    Segment operating profits from continuing operations were $43.7 million for 2003, compared to a profit of $95.4 million for 2002. The results include operating profit from intellectual property settlements of $12.5 million and $90.2 million of settlements and sales of certain intellectual property in 2003 and 2002, respectively. Segment operating profits from products and service increased $25.9 million in 2003 compared to 2002.
    "Unova's excellent fourth quarter operating performance completed a year in which we delivered on our commitments. We executed our IAS integration and cost savings goals on schedule and have positioned the Company to grow and succeed as its markets recover," said Larry Brady, Chairman and CEO. "Intermec's business model and operating leverage has enabled the Company to generate attractive operating margins and simultaneously provide resources to invest in future growth."
    Fiscal year 2003 and 2002 results included special charges of $9.9 million and $34.6 million, respectively. The special charges primarily relate to the consolidation and merger of the Company's Cincinnati Machine and Lamb Technicon industrial automation businesses and the relocation of corporate headquarters to Everett, Wash.
    For the quarter ended Dec. 31, 2003, the Company reported revenues of $300.9 million and a net loss of ($2.2) million, or ($0.04) per share, compared to revenues of $326.7 million and a net loss of ($16.0) million, or ($0.27) per share for the prior period. The loss from continuing operations during the fourth quarter of 2003 of ($3.4) million includes $7.0 million of special charges and a tax provision of $6.2 million. The loss from continuing operations during the comparable quarter in the prior year of ($15.0) million includes $24.7 million of special charges, which were almost entirely offset by $23.7 million in operating profits from two intellectual property transactions.
    During the third quarter, the Company sold principally all the assets and existing backlog of its Lamb Body & Assembly Systems division. The Company's revenues, costs and expenses from continuing operations exclude the results of Lamb Body & Assembly for 2003 and 2002.
    After tax profit from discontinued operations of $1.1 million in the fourth quarter of 2003, is net of a $4.4 million tax benefit related to full year losses. This compares to a loss of ($1.0) million in the comparable prior year quarter. After tax losses from discontinued operations for the year, including a loss on disposal of the assets of ($2.0) million, were ($8.2) million compared to ($5.2) million in the prior year.
    The Company's net cash (defined as cash and cash equivalents less total debt) improved $76.3 million during fiscal year 2003 through a combination of cash flow from operations, proceeds from intellectual property settlements and asset sales. At year end, the Company's net cash was a positive $29.9 million. The Company's cash and cash equivalent position of $238.4 million as of Dec. 31, 2003 is the highest level in UNOVA's six-year history.

    Automated Data Systems (ADS)

    In the fourth quarter of 2003, revenues at the Company's ADS segment, comprising Intermec Technologies, were $185.9 million. ADS revenues for the comparable fourth quarter of 2002 were $207.6 million.
    The ADS segment recorded a $13.1 million operating profit for the fourth quarter of 2003 compared to an operating profit of $32.7 million for the fourth quarter of 2002. As stated earlier, segment operating profit from IP settlements in the fourth quarter of 2002 were $23.7 million lower than the comparable prior-year period. Segment operating profit in the fourth quarter of 2003 includes $1.3 million of legal expense to further support the Company's IP enforcement activities. Subsequent to year end, the Company settled a patent dispute with Apple regarding patents held by both companies. This will have a material positive impact on the first quarter 2004 operating results.
    ADS fourth quarter 2003 product and service revenues increased $8.9 million from the prior year comparable quarter and related segment operating profit increased $5.4 million to $14.4 million. Systems & Solutions product revenues grew five percent, service revenues grew eleven percent, and Printer/Media product revenues increased three percent.
    Geographically, the Europe, Middle East and Africa (EMEA) region continued to show strong results. Revenues in EMEA grew 17 percent over the comparable prior-year period. North America revenues increased three percent. Revenues in the rest of the world declined 8 percent versus an unusually strong prior-year quarter. Fluctuations in foreign currency exchange rates provided a favorable impact of nearly $9 million.
    Operating margin on ADS product and service revenues of 7.7 percent in the fourth quarter 2003 resulted in a 2.6 point increase over the comparable prior-year quarter. ADS achieved this performance while increasing its research and development investments by $3.5 million on a comparable prior year quarterly basis.

    Industrial Automation Systems (IAS)

    The IAS segment reported fourth quarter 2003 revenues of $114.9 million and an operating profit of $0.7 million. These results compare to fourth quarter 2002 revenues of $119.2 million and an operating loss of ($12.3) million. IAS fourth quarter segment results were benefited by increased shipments and strong operating performance within its Grinding businesses.
    For fiscal year 2003, IAS reported revenues of $416.0 million and an operating loss of ($22.1) million, compared to revenues of $521.6 million and an operating loss of ($14.8) million for the prior year.
    IAS segment operating results for 2003 do not include special charges of $8.2 million, including $6.1 million in the fourth quarter related to the IAS restructuring. 2002 segment operating results do not include special charges of $28.2 million, comprising $23.5 million in the fourth quarter related to IAS segment restructuring and $4.7 in the first quarter related to a loss on the sale of a non-core business. During the fourth quarter of 2003, Cincinnati Lamb completed its move of its aerospace and service parts businesses to its new facility in Hebron, Kentucky. The Company has enjoyed immediate improved results from its more streamlined and cost efficient facility.
    Backlog for all IAS businesses was $266.3 million at Dec. 31, 2003, up from $214.0 million at the end of 2002. IAS backlog in both periods is adjusted to reflect the discontinued operations of Lamb Body and Assembly.

    About UNOVA

    UNOVA is a leading supplier of mobile computing and wireless network products for non-office applications and of manufacturing systems technologies primarily for the automotive and aerospace industries.

    www.unova.com UNA-222

    (Forward-looking Statement)

    Certain forward-looking statements in this release (as defined by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934) relate to matters that are not historical facts. They include, but are not limited to, statements about the Company's ability to continue to reduce its costs and generate cash flow from its industrial businesses, the Company's ability to achieve its growth plan, the Company's ability to realize its intentions with respect to the future performance of its ADS operations including its new product launches, its ability to successfully manage and complete large-scale industrial systems contracts for new customers, its ability to be successful in its international partnerships for industrial products, its ability to successfully obtain critical components for its products, and its ability to compete for large-scale mobile computing installations. Such forward-looking statements involve and are dependent upon certain risks and uncertainties. These include, but are not limited to, the following which are beyond the Company's control: the presence of competitors with greater financial resources, complexities of managing large-scale systems contracts, favorable relationships with its suppliers, renewed capital spending among automotive and aerospace companies, successful management of large-scale mobile computing roll outs, continued spending on information technology equipment by ADS customers, and other risks and uncertainties described more fully in the Company's filings on Form 10-K and 10-Q with the Securities and Exchange Commission.

    UNOVA, INC.

    FOURTH QUARTER AND FISCAL YEAR 2003 - EARNINGS CONFERENCE CALL

    UNOVA, Inc. will hold a conference call on Friday, February 13 at 10:00 am Eastern, 7:00 am Pacific Standard time to review financial results from the fourth quarter and fiscal year 2003, hosted by UNOVA Chairman and CEO Larry D. Brady and UNOVA CFO Michael E. Keane. A dial-in number for participants is 888-398-1687 (Passcode is "UNOVA"). The call also will be broadcast live on the Internet under the investor information section of the UNOVA web site at www.unova.com.


                             UNOVA, INC.
                        (amounts in thousands,
                      except per share amounts)

                                Three    Three
                                Months   Months     Year       Year
                                Ended    Ended      Ended      Ended
                              December December   December   December
                                 31,      31,        31,        31,
                                2003     2002        2003       2002
                              -----------------  ---------------------

CONSOLIDATED STATEMENTS OF OPERATIONS
 (Preliminary)

Sales and Service Revenues   $300,879 $326,742  $1,122,613 $1,266,008
                              -----------------  ---------------------
Costs and Expenses
     Cost of sales and
      service                 202,697  216,246     767,114    853,111
     Selling, general and
      administrative           80,297   86,644     306,330    309,232
     Depreciation and
      amortization              5,193    8,077      24,844     32,890
     Special charges            6,976   24,699       9,909     34,587
                              -----------------  ---------------------
          Total Costs and
           Expenses           295,163  335,666   1,108,197  1,229,820
                              -----------------  ---------------------
Operating Profit (Loss) From
 Continuing Operations          5,716   (8,924)     14,416     36,188
     Interest, net             (2,913)  (3,953)    (13,085)   (20,589)
                              -----------------  ---------------------
Earnings (Loss) From
 Continuing
  Operations Before Taxes       2,803  (12,877)      1,331     15,599
     Provision for income
      taxes                     6,200    2,130      12,400      7,996
                              -----------------  ---------------------
Earnings (Loss) From
 Continuing Operations         (3,397) (15,007)    (11,069)     7,603
     Profit (Loss) from
      discontinued
        operations, net of
         tax                    1,148     (969)     (8,198)    (5,176)
                              -----------------  ---------------------
Net Earnings (Loss)          $ (2,249)$(15,976) $  (19,267)$    2,427
                              =================  =====================

Basic Earnings (Loss) per
 Share
     Continuing Operations   $  (0.06)$  (0.26) $    (0.19)$     0.13
     Discontinued Operations     0.02    (0.01)      (0.14)     (0.09)
                              -----------------  ---------------------
          Net earnings (loss)
           per share         $  (0.04)$  (0.27) $    (0.33)$     0.04
                              =================  =====================

Diluted Earnings (Loss) per
 Share
     Continuing Operations   $  (0.06)$  (0.26) $    (0.19)$     0.13
     Discontinued Operations     0.02    (0.01)      (0.14)     (0.09)
                              -----------------  ---------------------
          Net earnings (loss)
           per share         $  (0.04)$  (0.27) $    (0.33)$     0.04
                              =================  =====================

Shares Used in Computing Earnings
 (Loss) per Share
    Basic                      59,454   58,141      58,828     57,821
    Diluted                    59,454   58,141      58,828     58,614



SELECTED SEGMENT INFORMATION
 (Preliminary)

Sales and Service Revenues

Automated Data Systems       $185,940 $207,581  $  706,583 $  744,378
Industrial Automation Systems 114,939  119,161     416,030    521,630
                              -----------------  ---------------------
Total Sales and Service
 Revenues                    $300,879 $326,742  $1,122,613 $1,266,008
                              =================  =====================

Operating Profit (Loss) From
 Continuing Operations

Segment Operating Profit
 (Loss)
     Automated Data Systems  $ 13,107 $ 32,665  $   65,781 $  110,173
     Industrial Automation
      Systems                     732  (12,312)    (22,118)   (14,760)
                              -----------------  ---------------------
Total Segment Operating
 Profit                        13,839   20,353      43,663     95,413
Corporate and Other            (1,147)  (4,578)    (19,338)   (24,638)
Special Charges                (6,976) (24,699)     (9,909)   (34,587)
                              -----------------  ---------------------
Operating Profit (Loss) From
 Continuing Operations       $  5,716 $ (8,924) $   14,416 $   36,188
                              =================  =====================


                             UNOVA, INC.
                         CONSOLIDATED BALANCE
                         SHEETS (Preliminary)
                        (amounts in thousands)

                                                December    December
                                                   31,         31,
                                                  2003        2002
                                                ----------  ----------
Assets

Current Assets
     Cash and cash equivalents                 $  238,447  $  178,269
     Accounts receivable, net                     275,594     341,171
     Inventories, net
         of progress billings                     132,324     138,468
     Deferred tax assets                           71,229      78,612
     Assets held for sale                          23,840           -
     Other current assets                          19,513       9,247
                                                ----------  ----------

         Total Current Assets                     760,947     745,767

Property, Plant and Equipment, Net                 77,292     126,936

Goodwill and Other Intangibles, Net                75,639      75,345

Deferred Tax Assets                               111,820     103,559

Other Assets                                       65,119      73,174
                                                ----------  ----------

Total Assets                                   $1,090,817  $1,124,781
                                                ==========  ==========

Liabilities and
 Shareholders' Investment

Current Liabilities
     Accounts payable and
          accrued expenses                     $  265,626  $  286,715
     Payroll and related expenses                  54,893      72,211
                                                ----------  ----------

          Total Current Liabilities               320,519     358,926

Long-term Obligations                             208,500     224,700

Other Long-term Liabilities                       130,970     123,257

Shareholders' Investment
     Common stock                                     605         586
     Additional paid-in capital                   690,745     674,715
     Retained deficit                            (257,566)   (238,299)
     Accumulated other comprehensive loss          (2,956)    (19,104)
                                                ----------  ----------

          Total Shareholders' Investment          430,828     417,898
                                                ----------  ----------

Total Liabilities and
    Shareholders' Investment                   $1,090,817  $1,124,781
                                                ==========  ==========


                             UNOVA, INC.
                        CONSOLIDATED STATEMENT
                     OF CASH FLOWS (Preliminary)
                              Year Ended
                          December 31, 2003
                        (amounts in thousands)

Cash and Cash Equivalents
   at Beginning of Period                                 $   178,269
                                                           -----------
Cash Flows from Operating Activities:
  Net loss                                                    (19,267)
  Adjustments to reconcile net
     loss to net cash provided
     by operating activities:
         Depreciation and amortization                         25,811
         Changes in working capital
            and other operating activities                     63,665
                                                           -----------
     Net Cash Provided by Operating Activities                 70,209
                                                           -----------
Cash Flows from Investing Activities:
   Capital expenditures                                       (20,099)
   Other investing activities                                  15,698
                                                           -----------
     Net Cash Used in Investing Activities                     (4,401)
                                                           -----------
Cash Flows from Financing Activities:
   Repayment of long-term obligations                         (16,200)
   Other financing activities                                  10,570
                                                           -----------
     Net Cash Used in Financing Activities                     (5,630)
                                                           -----------
Resulting Increase in Cash
   and Cash Equivalents                                        60,178
                                                           -----------
Cash and Cash Equivalents
   at End of Period                                       $   238,447
                                                           ===========



    CONTACT: UNOVA Inc.
             Michael E. Keane, 425-265-2402
             mkeane@unova.com
             or
             Kevin P. McCarty, 425-265-2472
             kmccarty@unova.com
             or
             Intermec Technologies Corp.
             Kathie Jackson Anderson, 425-348-2799
             kathie.anderson@intermec.com